Exhibit A(99.1)

Sistema

Name	Business Address	Position with Reporting Person and Principal Occupation

Evgeny G. Novitsky	10 Leontievsky Pereulok Moscow 125009 Russian Federation	Chairman of the Board of Directors
Dmitry L. Zubov	10 Leontievsky Pereulok Moscow 125009 Russian Federation	Deputy Chairman
Vyacheslav V. Kopiev	10 Leontievsky Pereulok Moscow 125009 Russian Federation	Deputy Chairman
Alexander Y. Goncharuk	10 Leontievsky Pereulok Moscow 125009 Russian Federation	Director President of JSC Concern SITRONICS
Vladimir S. Lagutin	10 Leontievsky Pereulok Moscow 125009 Russian Federation	Director General Director of Sistema Telecom
Alexander L. Leiviman	10 Leontievsky Pereulok Moscow 125009 Russian Federation	Director General Director of OJSC Sistema Mass Media
Nikolai V. Mikhailov	10 Leontievsky Pereulok Moscow 125009 Russian Federation	Director
Alexander I. Gorbatovsky	10 Leontievsky Pereulok Moscow 125009 Russian Federation	Director
Sergei A. Drozdov	10 Leontievsky Pereulok Moscow 125009 Russian Federation	Director; Senior Vice-President, Corporate Property
Alexei N. Buyanov	10 Leontievsky Pereulok Moscow 125009 Russian Federation	Senior Vice-President, Finance
Levan S. Vasadze	10 Leontievsky Pereulok, Moscow 125009 Russian Federation	First Vice-President, Strategy
Dr. Ron Sommer	10 Leontievsky Pereulok, Moscow 125009 Russian Federation	Director

Sistema Holding Limited

Name	Business Address	Position with Reporting Person and Principal Occupation
Atlas Alpha Services Limited	17 Grigoriou Xenopoulou TOTALSERVE HOUSE P.C.3106, Limassol Cyprus	Director
Alexei Buyanov	10 Leontievsky Pereulok, Moscow 125009 Russian Federation	Director Senior Vice-President, Finance of Sistema
Maria Ioannou	3 Michail Giorgalla Parekklisia, P.C.4520 Limassol, Cyprus	Director

Invest-Sviaz

Name	Business Address	Position with Reporting Person and Principal Occupation
Andrey Ryabov	10 Leontievsky Pereulok, Moscow 125009 Russian Federation	General Director

VAST

Name	Business Address	Position with Reporting Person and Principal Occupation
Viacheslav Inozemtsev	10 Leontievsky Pereulok, Moscow 125009 Russian Federation	General Director